Exhibit 10.1

LUBY’S, INC.
SECOND AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN

1. Introduction

This Second Amended and Restated Nonemployee Director Stock Plan (the “Restated Director Stock Plan”) of Luby’s, Inc. (the “Company”), upon approval of the Restated Director Stock Plan by the shareholders of the Company at their 2013 annual meeting, shall amend and restate the Amended and Restated Nonemployee Director Stock Plan first approved by the shareholders of the Company on January 20, 2005, and subsequently amended on January 24, 2007 and April 14, 2008 (the “Prior Plan”).

2. Effectiveness

Upon approval of the Restated Director Stock Plan by the shareholders of the Company at their 2013 annual meeting, the Restated Director Stock Plan shall become effective as of the date of such meeting (the “Effective Date”), with participants first being allowed to participate in the Restated Director Stock Plan at the first meeting of the Board of Directors of the Company following said annual meeting. If the Restated Director Stock Plan is not approved by the shareholders at such meeting, it shall not become effective, and the Prior Plan shall continue in force and effect.

3. Purpose

The Purpose of the Restated Director Stock Plan is to promote the interests of the Company and its shareholders by (a) promoting a greater identity of interest between the Nonemployee Directors and the Company’s shareholders and (b) strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. To accomplish these objectives, the Restated Director Stock Plan authorizes (i) awards of shares of the Company’s common stock par value $.32 per share (“Common Stock”) which have significant restrictions on sale or transfer prior to vesting to Nonemployee Directors, (ii) awards of options to purchase shares of Common Stock to Nonemployee Directors, and (iii) the purchase of shares of Common Stock by Nonemployee Directors out of compensation otherwise payable to such directors, (collectively, the “Awards”) thereby encouraging such directors to acquire an increased proprietary interest in the Company.

4. Administration

The Restated Director Stock Plan shall be administered by the Board of Directors of the Company (the “Board”). The decision of the Board on any questions concerning the interpretation or administration of the Restated Director Stock Plan shall, as between the Company and the Nonemployee Director, be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

5. Participants

Participants shall be the directors of the Company who are not employees of the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profit interest (“Nonemployee Directors”).

6. Shares

Subject to the adjustment provisions of Section 10 hereof, the number of shares of Common Stock of the Company which may be issued in connection with Awards available pursuant to the Restated Director Stock Plan shall not exceed 1,100,000 shares. If, however, any Award available under the Restated Director Stock Plan shall expire, terminate, or be canceled without having become vested or been exercised in full, the unused shares shall continue to be available for purposes of the Restated Director Stock Plan. More than one Award may be granted to the same participant.

7. Restricted Stock

Each Nonemployee Director shall be eligible to receive shares of restricted Common Stock, in accordance with the terms of the Restated Director Stock Plan, as follows:

(a)
On the first day of each January, April, July and October during the term of the Restated Director Stock Plan, each Nonemployee Director shall be issued shares of Common Stock bearing such restrictions as the Board may determine from time to time (“Restricted Stock”) for services as a director of the Company, in an amount equal to that portion of the annual retainer fee determined by the Board to be payable in Restricted Stock for the quarterly period beginning on such date, as such amount may be changed from time to time at the discretion of the Board (the “Mandatory Retainer Award”).

(b)
On the first day of each January, April, July, and October during the term of the Restated Director Stock Plan, each Nonemployee Director shall be issued a number of whole shares of Restricted Stock equal to the ratio of: (i) a portion of the Director Compensation in excess of the Mandatory Retainer Award (the “Elective Retainer Award”) for the quarterly period beginning on such date which the Nonemployee Director has elected pursuant to the provisions of Section 7(f) of the Restated Director Stock Plan to be payable in Restricted Stock (expressed as a dollar amount) to (ii) the Fair Market Value per share of Common Stock on the Stock Award Date (as such terms are defined below). Any fraction of a share shall be disregarded and the remaining amount of the Director Compensation shall be paid in cash.

(c)
On the first day of each January, April, July, and October during the term of the Restated Director Stock Plan, each Nonemployee Director who has elected pursuant to the provisions of the Restated Director Stock Plan to receive Restricted Stock in payment of the Elective Retainer Award, shall be granted an additional number of whole shares of Restricted Stock equal to twenty percent (20%) of the number of whole shares of Restricted Stock issued in payment of the Elective Retainer Award for the quarterly period beginning on such date.

(d)
Upon the date of election, each newly elected Nonemployee Director (i.e., a Nonemployee Director who has not previously served as a director of the Company) shall be granted the number of shares of Restricted Stock designated by resolution of the Board for such persons from time to time.

(e)
The term “Fair Market Value” as used in this Plan means with respect to any date, the average between the highest and lowest sale prices per share of Common Stock on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of shares of Common Stock reported on such date, the Fair Market Value of a share of Common Stock on such date shall be deemed to be equal to the average between the highest and lowest sale prices per share on such composite tape for the last preceding date on which sales of shares of Common Stock were reported. In the event that Shares are not traded on the New York Stock Exchange as of a given date, the Fair Market Value of a Share as of such date shall be established by the Board acting in good faith. The term “Stock Award Date” means the date on which shares of Restricted Stock are granted to a Nonemployee Director. The term “Director Compensation” means all cash compensation payable to a Nonemployee Director for services as a director of the Company.

(f)
Each Nonemployee Director who, prior to the end of any calendar year during the Term of the Restated Director Stock Plan files with the Board or its designee a written election to receive an Elective Retainer Award. An election pursuant to this Section 7.(f) shall be irrevocable.

(g)
Upon an award of shares of Restricted Stock to a Nonemployee Director, the stock certificate representing such shares of Common Stock shall be issued and transferred to the Nonemployee Director, whereupon the Nonemployee Director shall become a stockholder of the Company with respect to such shares and shall be entitled to vote the shares; provided, however, subject to the provisions of Section 11, no such shares shall be transferable by the Nonemployee Director for a period of three (3) years from the Stock Award Date.

8. Options

(a)
The Board shall select the Nonemployee Directors who are to be granted Options under the Restated Director Stock Plan and, subject to the provisions of the Restated Director Stock Plan, shall determine the terms, conditions, and limitations applicable to each Option. No Nonemployee Director may receive, under the Restated Director Stock Plan, Options for more than 7,500 shares in any 12-month period.

(b)
The option price shall be 100% of the Fair Market Value of the shares at the time of the granting of the Option. Such Fair Market Value shall be determined by the Board pursuant to the provisions of Section 7.(e) hereof.

(c)
(i) An Option shall terminate upon the expiration of ten years from the date the Option is granted or one year from the date the optionee ceases to be a director of the Company, whichever first occurs (the “Expiration Date”). In no event shall an Option be exercised after the Expiration Date.

(ii)
To the extent that an Option is exercisable, it may be exercised by the optionee or the legal representative of the optionee or the legal representative of the optionee’s estate. Except as provided in subsection (c)(iii) below, an Option may not be exercised prior to the expiration of one year from the date the Option is granted. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its Expiration Date.

(iii)	Upon the occurrence of any of the following events prior to the Expiration Date of an Option, the Option shall become immediately and fully exercisable:

A.	death of the optionee;

B.
resignation or removal of the optionee as a director of the Company by reason of a physical or mental impairment which prevents the optionee from performing the duties of his or her directorship for a period of six months or more;

C.	resignation of the optionee as a director of the Company after having served at least two full terms as a director; or

D.	expiration of the optionee’s term of office as a director of the Company, without being reelected to the Board, after having served at least two full terms as a director.

No Option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee’s lifetime, only the optionee or his or her guardian or legal representative may exercise an option.

(d)
Payment for shares purchased upon exercise of an Option shall be made in full at the time of exercise of the Option. No loan shall be made or guaranteed by the Company for the purpose of financing the purchase of any optioned shares. Payment of the option price shall be made in cash, or by delivering Common Stock of the Company having a Fair Market Value (determined as provided in Section 7.(e)) at least equal to the option price, or a combination of Common Stock and cash. Payment in shares of Common Stock shall be made by delivering to the Company certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

(e)	Options granted under the Restated Director Stock Plan do not meet the requirements of Section 422 of the Internal Revenue Code and are commonly referred to as “nonqualified stock options.”

9. Listing and Registration

The Company, in its discretion, may postpone the issuance and delivery of shares issuable in connection with an Award, until completion of such stock exchange listing, or registration, or other qualification of such shares under any federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require any person entitled to shares issuable in connection with an Award to make such representations and to furnish such information as the Company may consider appropriate in connection with the issuance of the shares in compliance with applicable law.

10. Adjustment Provisions

(a)
If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued shares of Common Stock, the total number of shares of Common Stock reserved for issuance under the Restated Director Stock Plan shall be appropriately adjusted and the number of shares of Common Stock covered by each outstanding Option and the purchase price per share of Common Stock under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

(b)
Notwithstanding any other provision of the Restated Director Stock Plan, and without affecting the number of shares of Common Stock reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the shares of Common Stock resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving Company, upon such terms and conditions as it may deem necessary to preserve the rights of Optionees and holders of shares of Common Stock that are subject to any restrictions under the Restated Director Stock Plan.

(c)
In the case of any sale of assets, merger, consolidation or combination of the Company with or into another Company other than a transaction in which the Company is the continuing or surviving Company and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Restated Director Stock Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new Company, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

11. Change of Control

(a)
Upon the occurrence of a “Change of Control”, as defined below, any and all outstanding Options shall become immediately vested and exercisable and any and all stock certificates representing shares awarded to a Nonemployee Director pursuant to the provisions of Section 7 hereof, shall be transferred to such Nonemployee Director.

(b)	A “Change of Control” shall occur when:

(i)
A “Person” (which term, when used in this Section 11, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
The stockholders of the Company approve and the Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

(iii)	The individuals who are Continuing Directors of the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

(iv)
For purposes of this Section 11, (i) the term “Continuing Director” means (A) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, and the term “Voting Stock” means all capital stock of the Company which by its terms may be voted on all matters submitted to shareholders of the Company

12. Provisions for Taxes

It shall be a condition to the Company’s obligation to issue or reissue shares of Common Stock in connection with an Award that the participant pay, or make provision satisfactory to the Company for payment of, any federal or state income or other taxes which the Company is obligated to withhold or collect with respect to the issuance or reissuance of such shares.

13. Term of Plan

The Restated Director Stock Plan shall become effective on the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 15. After any such termination, no Awards may be made under the Restated Director Stock Plan, but any such termination shall not affect Awards then outstanding or the authority of the Board to continue to administer the Restated Director Stock Plan.

14. Restrictions on Exercise

Any provision of the Restated Director Stock Plan to the contrary notwithstanding, (i) no Option granted pursuant to the Restated Director Stock Plan shall be exercisable at any time, in whole or in part, prior to the shares of Common Stock subject to the Option being authorized for listing on the New York Stock Exchange and (ii) no Option granted pursuant to the Restated Director Stock Plan shall be exercisable at any time, nor shall any shares of Restricted Stock issuable pursuant to the Restated Director Stock Plan be issued, if issuance and delivery of the shares of Common Stock subject to the Award would be in violation of any applicable laws or governmental regulations.

15. Amendment and Termination

Subject to the limitation that the provisions of the Restated Director Stock Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, applicable securities laws and applicable stock exchange regulations, or the rules thereunder, the Board may at any time amend, suspend or discontinue the Restated Director Stock Plan or alter or amend any or all Awards under the Restated Director Stock Plan to the extent permitted by law. However, no such action by the Board may, without approval of the shareholders of the Company, alter the provisions of the Restated Director Stock Plan so as to:

(a)	increase the maximum number of shares of Common Stock that may be issued in connection with Awards granted under the Restated Director Stock Plan except pursuant to Section 10;

(b)	change the class of individuals eligible to receive Awards under the Restated Director Stock Plan; or

(c)
effect any other amendment to the Restated Director Stock Plan for which approval of the Company’s shareholders is required by Rule 16b-3 under the Exchange Act, or as a condition to the listing of shares on the NYSE.

16. Unfunded Plan

The Restated Director Stock Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets in connection with Awards issued pursuant to the Restated Director Stock Plan. Any liability of the Company to any Nonemployee Director with respect to an Award shall be based solely upon contractual obligations created by the Restated Director Stock Plan and any Award agreement. No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

17. Governing Law

This Plan shall be governed by, construed, and enforced in accordance with the internal laws of the State of Delaware, and, where applicable, the laws of the United States.